Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Settlement Agreement”) is made as of this 14th day of August, 2008 by and between Memry Corporation (“Memry”), a Delaware corporation, on the one hand, and Kentucky Oil Technology, N.V. (“Kentucky Oil”), a Netherlands corporation, Memory Metal Holland, B.V. (“MMH”), a Netherlands corporation, Peter Besselink (“Besselink”), an individual, United Stenting, Inc. (“USI”), a Nevis corporation, and Dr. Wilfried van Moorleghem (“van Moorleghem”), an individual. Kentucky Oil, MMH, and Besselink are sometimes referred to collectively as the “Kentucky Oil Parties.”

RECITALS

Whereas, MMH and Memry entered a Secrecy Agreement, dated October 28, 1998 (the “Secrecy Agreement”);

Whereas, Memry and Memry Europe N.V., a former indirect subsidiary of Memry, entered into a Collaboration Agreement with USI, dated June 9, 1999 (the “Collaboration Agreement”);

Whereas, the Kentucky Oil Parties warrant and represent herein that Kentucky Oil is the sole successor in interest to MMH for all of its rights, title and interest in the Secrecy Agreement not retained by MMH;

Whereas, the Kentucky Oil Parties and USI warrant and represent herein that Kentucky Oil is the sole successor in interest to USI for all of its rights, title and interest in the Collaboration Agreement not retained by USI;

Whereas, Memry and Schlumberger Technology Corporation (“STC”), a Texas corporation, entered into a Development Agreement, dated as of January 1, 2001 (the “Development Agreement”);

Whereas, Memry, Kentucky Oil, MMH, Besselink, and STC are or were parties to an action currently pending in the United States District Court for the Northern District of California, styled as Memry Corporation v. Kentucky Oil Technology, N.V., et al., Case No. CV 04-03843 RMW (HRL) (the “Lawsuit”);

Whereas, SAES Getters (“Getters”), an Italian corporation, and Memry announced a merger agreement on June 24, 2008;

Whereas, Memry and the Kentucky Oil Parties now wish to settle their disputes with each other in the Lawsuit, with neither party admitting any liability to the other; and

Whereas, STC and the Kentucky Oil Parties have settled their disputes by way of a separate Settlement Agreement and Mutual Release, an executed copy of which has been provided to counsel for Memry under the terms of the protective order in the Lawsuit.

NOW THEREFORE, in consideration of the mutual covenants set forth in this Settlement Agreement, the parties agree as follows:

A.
Consideration.  In consideration for this Settlement Agreement and the agreements and mutual releases contained herein, Memry is, simultaneously with the execution and delivery hereof, paying Kentucky Oil the total sum of $3,500,000.00. The payment is being made in cash by wire transfer to counsel for Kentucky Oil simultaneously with the execution and delivery of signed counterparts of this Settlement Agreement. Counsel for Kentucky Oil will deliver the payment to Kentucky Oil upon the filing of a Stipulation for Dismissal with prejudice further described in Section G of this Settlement Agreement. Kentucky Oil will accept any tax liability that might be associated with this payment. Memry makes no representations or warranties regarding any tax liability, if any, that might be associated with this payment or any of the terms of this Settlement Agreement. The parties agree that neither Memry nor any of the other Memry-Related Parties (as hereinafter defined) has any responsibility for any tax liability which may arise from this Settlement Agreement.

B.	Assignment of Certain Rights under Development Agreement

a.
Effective upon the execution and delivery hereof (referred to herein as the “Effective Time”), Memry hereby assigns its remaining rights under the Development Agreement to Kentucky Oil. Kentucky Oil agrees and acknowledges that, by doing so, Memry in no way is assigning or transferring any Background IP Rights, Unrelated IP Rights or Development Program IP Rights (all as defined in the Development Agreement) or any other intellectual property rights that Memry did not obtain pursuant to the Development Agreement.

b.
Effective upon the Effective Time, Memry assigns to Kentucky Oil its remaining rights under the two License Agreements (the “License Agreements”) entered into between Memry and STC in connection with the Development Agreement and in the respective forms of Exhibits B and B-1 thereto.

c.
Such assignments are without representation and warranty. Kentucky Oil agrees and acknowledges that, pursuant to a separate Settlement Agreement and Release being entered into substantially simultaneously herewith with STC (the “STC Settlement Agreement”), all known and unknown claims existing against Memry on the date hereof under and pursuant to the Development Agreement and the License Agreements are being released, and that STC is consenting to the assignment by Memry to Kentucky Oil of Memry’s remaining rights under the Development Agreement and the License Agreements. Memry shall have no past or future liability for any failure of STC or any other party to make any payments under the Development Agreement and/or the License Agreements.

d.
Memry hereby acknowledges the existence of and the exclusive ownership by Kentucky Oil or its assignee of: (1) the published PCT Application No. WO 98/32412; (2) United States Patent Nos. 6,488,702, 6,772,836, 6,799,637, 7,185,709 and 7,398,831; and (3) the foreign patents related to the foregoing PCT Application listed on Attachment IV. Memry agrees not to infringe upon, or claim ownership of, the inventions covered by the valid claims of these patents, and any valid claims of any patents that subsequently issue to Kentucky Oil directly related to the application described in clause (1) above. Notwithstanding anything in this subsection to the contrary, however, nothing contained herein shall prevent Memry (i) from making, using, offering for sale, selling or claiming ownership of any technology that is not covered by the valid claims of the aforesaid patents and application and/or (ii) challenging the validity of any and/or all of the claims of the above-referenced patents and/or application in any proceeding.

C.	Termination of Agreements

a.	The Secrecy Agreement, dated October 28, 1998, is terminated and all rights and obligations therein are extinguished and released.

b.
The Collaboration Agreement, dated June 9, 1999, is terminated and all rights and obligations therein are extinguished and released. The parties agree and acknowledge that AMT (as defined below) has agreed to this in the Mutual Release and Agreement (as defined below).

D.	Covenant Not To Sue

a.
Kentucky Oil alleged a Fifth Counterclaim for joinder of Besselink as co-inventor of certain United States patents, and on May 2, 2008 filed a motion [Docket 1165] seeking dismissal of that Counterclaim without prejudice as to United States Patent Nos. 6,772,836 (the “‘836 Patent”), 6,799,637 (the “‘637 Patent”), and 7,185,709 (the “‘709 Patent”) and with prejudice as to the seven other patents identified in that Counterclaim.

b.
On July 16, 2008, the United States District Court for the Northern District of California filed an Order [Docket 1187] in which it, inter alia, dismissed Kentucky Oil’s Fifth Counterclaim as against both Memry and STC, without prejudice as to the ‘836, ‘637, and ‘709 Patents and with prejudice as to the seven remaining patents identified in that Counterclaim, provided that Kentucky Oil, within five Court days of the entry of that Order, provided Memry a written covenant not to file a lawsuit against Memry under 35 U.S.C. § 256 for correction of inventorship of the ‘836, ‘637, and ‘709 Patents, in the form attached as Exhibit A to the proposed Order;

c.	On July 16, 2008, Kentucky Oil provided Memry with a written covenant not to file a lawsuit against Memry under 35 U.S.C. § 256 for correction of inventorship of the ‘836, ‘637, and ‘709 Patents;

d.
Kentucky Oil, MMH, and Besselink hereby covenant not to sue Memry under 35 U.S.C. § 256 for correction of inventorship of the ‘836, ‘637, and ‘709 Patents, and United States Patent No. 7,398,831, as well as any related patents that could have been brought in the Lawsuit.

e.
This covenant not to sue is binding on any officers, partners, agents, employees, former employees, shareholders, owners, successors and assigns of Kentucky Oil, MMH, and Besselink. This covenant not to sue by way of illustration is binding on USI, van Moorleghem and George Shukov.

f.
This covenant not to sue shall apply to any officers, partners, agents, employees, former employees, shareholders, owners, successors and assigns of Memry acting for, by, or through Memry. This covenant not to sue shall also apply to any direct and/or indirect subsidiaries of Memry and any affiliated companies of Memry.

g.	This covenant is in addition to, and not in substitution of, the previously granted covenant not to sue annexed hereto as Attachment II.

E.	No Obligation to Maintain. Memry has no obligation to USI or any of the Kentucky Oil Parties to prosecute or maintain any intellectual property.

F.
Transfers As Is. The assignments of Memry’s right to certain royalties under the Development Agreement with STC made pursuant to this Settlement Agreement are made “as is” and without any representations or warranties whatsoever, except as expressly set forth herein.

G.
Dismissal of the Lawsuit. Concurrently with the execution hereof, the parties hereto shall execute a Stipulation of Dismissal pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure in the form of Attachment 1 hereto, dismissing the Lawsuit with prejudice with each side to bear its own costs and attorneys’ fees and with all rights of appeal waived. Promptly upon the execution and delivery of signed counterparts of this Settlement Agreement, Kentucky Oil shall file the Stipulation of Dismissal with the Court in which the Lawsuit is pending.

H.	Mutual Releases

a.
Release of Memry. The Kentucky Oil Parties and USI each release Memry, and its officers, directors, shareholders, divisions, business units, members, managers, parents, subsidiaries, affiliates, predecessors, successors, representatives, agents, servants, employees, attorneys, accountants, investors, and insurers (collectively, the “Memry-Related Parties”), of and from any and all known and unknown actions, causes of action, claims, demands, damages, costs, losses, expenses, liabilities, attorneys’ fees, and debts whatsoever, under statutory law or regulation, at common law or in equity of any jurisdiction, including, without limitation, those relating to the Lawsuit, that any of the Kentucky Oil Parties or USI has, did have, or may have against any of the Memry-Related Parties from the beginning of time to the date of this Settlement Agreement (the “KOT Released Claims”). The parties agree and acknowledge that this release extinguishes all claims of the Kentucky Oil Parties and USI against the Memry-Related Parties, whether such claims are asserted by the Kentucky Oil Parties or USI or by their officers, directors, shareholders, divisions, business units, members, managers, parents, subsidiaries, affiliates, predecessors, successors, representatives, agents, servants, employees, attorneys, accountants, investors, and insurers.

b.
Release of Kentucky Oil Parties and USI. Memry releases each of the Kentucky Oil Parties, and USI, and their officers, directors, shareholders, divisions, business units, members, managers, parents, subsidiaries, affiliates, predecessors, successors, representatives, agents, servants, employees, attorneys, accountants, investors, and insurers (such persons and entities, including the Kentucky Oil Parties being referred to herein collectively as the “Kentucky Oil-Related Parties”) of and from any and all known and unknown actions, causes of action, claims, demands, damages, costs, losses, expenses, liabilities, attorneys’ fees, and debts whatsoever, under statutory law or regulation, at common law or in equity of any jurisdiction, including, without limitation, those relating to the Lawsuit, that Memry has, did have, or may have against any of the Kentucky Oil-Related Parties from the beginning of time to the date of this Settlement Agreement (the “Memry Released Claims”). The parties agree and acknowledge that this release extinguishes all claims of Memry against the Kentucky Oil-Related-Parties, whether such claims are asserted by Memry or by its officers, directors, shareholders, divisions, business units, members, managers, parents, subsidiaries, affiliates, predecessors, successors, representatives, agents, servants, employees, attorneys, accountants, investors, and insurers.

c.
Unknown Claims. As further consideration and inducement for this compromise settlement, the parties each understand and agree that the releases contained in this Section H apply to all unknown and unanticipated claims or demands of any type whatsoever, and the parties expressly waive the benefits of California Civil Code § 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Kentucky Oil Parties and USI each abandon, release, waive, and relinquish all rights and benefits that any of them has or may have against any of the Memry-Related Parties under California Civil Code § 1542 with respect to the KOT Released Claims. Memry abandons, releases, waives, and relinquishes all rights and benefits that it has or may have against any of the Kentucky Oil-Related Parties under California Civil Code § 1542 with respect to the Memry Released Claims. The parties each acknowledge that they may discover facts in addition to, or different from, those that they now believe to be true, including but not limited to the nature or extent of their damages, but that it is nonetheless their intention to fully, finally, completely, and forever settle and release each, every, and all claims released in this Section H. Therefore, the releases given in this Section H shall remain in effect according to their express terms notwithstanding the discovery or existence of any such additional or different facts.

d.
Warranty of No Transfer. Each of the parties represents and warrants that it is the sole owner of the claims it is releasing in this Section H, that no other person has any interest in any of those claims, and that it has not sold, assigned, or otherwise transferred any interest in those claims to any third party.

e.
No Release by AMT. The releases set forth in this Section H do not release any claims of any sort by or against AMT, N.V. (“AMT”), except for those claims that originated as claims of the Kentucky Oil Parties and/or USI that may have been transferred or are subsequently transferred to AMT. Nothing in this Settlement Agreement in any way limits or nullifies any prior releases granted by AMT and/or van Moorleghem.

f.
van Moorleghem Release. The parties to this Settlement Agreement agree and acknowledge the separate Settlement Agreement and Mutual Release, in the form of Attachment III (the “Mutual Release and Agreement”), being executed and delivered by van Moorleghem, AMT and Memry in connection herewith.

I.	Representations and Warranties

a.	Memry Representations and Warranties. Memry hereby represents and warrants to the Kentucky Oil Parties and USI as follows:

i.
Memry is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

ii.
Memry has requisite corporate power and authority to enter into this Settlement Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Settlement Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of Memry and no other corporate proceedings on the part of Memry are necessary to authorize the consummation of the transactions contemplated hereby. This Settlement Agreement has been duly and validly executed and delivered by Memry and, assuming this Settlement Agreement constitutes the valid and binding agreement of each of the Kentucky Oil Parties, constitutes the valid and binding agreement of Memry, enforceable against Memry in accordance with its terms, except that (y) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (z) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy and Equity Exception”).

iii.
No authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable law, for the consummation by Memry of the transactions contemplated by this Settlement Agreement, except for filings required to be made under U.S. securities laws after the Effective Time.

iv.
The execution and delivery by Memry of this Settlement Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Memry with the provisions of this Settlement Agreement will not, conflict with or violate any applicable laws.

b.	The Kentucky Oil Parties, USI and van Moorleghem, jointly and severally, hereby represent to Memry as follows:

i.
USI and each of the Kentucky Oil Parties that is not a natural person is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

ii.
USI and each of the Kentucky Oil Parties that is not a natural person has requisite power and authority to enter into this Settlement Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Settlement Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of USI and each of the Kentucky Oil Parties that is not a natural person and no other corporate or other proceedings on the part of any such Kentucky Oil Party are necessary to authorize the consummation of the transactions contemplated hereby. This Settlement Agreement has been duly and validly executed and delivered by each Kentucky Oil Party and, assuming this Settlement Agreement constitutes the valid and binding agreement of Memry, constitutes the valid and binding agreement of USI and each Kentucky Oil Party, enforceable against USI and each Kentucky Oil Party in accordance with its terms, except for the Bankruptcy and Equity Exception.

iii.
No authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable law, for the consummation by USI and each of the Kentucky Oil Parties of the transactions contemplated by this Settlement Agreement.

iv.
The execution and delivery by USI, van Moorleghem and each of the Kentucky Oil Parties of this Settlement Agreement does not, and the consummation of the transactions contemplated hereby and compliance by USI, van Moorleghem and each of the Kentucky Oil Parties with the provisions of this Settlement Agreement will not, conflict with or violate any applicable laws.

v.
Kentucky Oil is the sole successor in interest to MMH for all of its rights, title and interest in the Secrecy Agreement and to USI for all of its rights, title and interest in the Collaboration Agreement.

vi.	van Moorleghem is not the principal executive officer of AMT, nor does he own or control a majority of the voting interests therein.

J.	Other Provisions

a.
Confidentiality. The parties agree to keep this Settlement Agreement and its terms strictly confidential unless: (a) asserting a claim or defense arising out of this Settlement Agreement or related to the Lawsuit in any suit or proceeding; (b) ordered to do so by a court of competent jurisdiction; (c) served with a subpoena or other request for discovery, provided that the party served first gives prompt notice to the other parties so the other parties may have an opportunity to contest the subpoena or discovery request; or (d) any of the substance of this Settlement Agreement is necessary to be disclosed to an agency or regulatory body, or to an insurer, financial advisor, investor, lawyer, or accountant for any party or affiliate. However, nothing in this Settlement Agreement prohibits a party from stating that the claims in the Lawsuit between the parties to this Settlement Agreement have been settled and that the terms of the settlement are confidential. Notwithstanding the foregoing, however, (i) Memry may disclose this Settlement Agreement to Getters and its counsel, (ii) either party may announce this Settlement Agreement in a press release and a Form 8-K, and may file a copy hereof as an exhibit to said Form 8-K; and (iii) any party can freely disclose any information relating to this Settlement Agreement that has already been publicly disclosed by any other party.

b.	No Admission. This Agreement is a compromise of disputed claims. It is not and shall not be interpreted as or deemed to be an admission of liability by any party to this Settlement Agreement.

c.
No Continuing Relationship. The Kentucky Oil Parties each acknowledge that none of them has any present relationship whatsoever with Memry other than as set forth in this Settlement Agreement, although AMT currently has a contractual relationship with Memry. The Kentucky Oil Parties will not make any representation to any third party that is inconsistent with this acknowledgment. If any of the Kentucky Oil Parties make any representation to third parties that is contrary to this paragraph, Memry shall be entitled to injunctive relief and specific performance of this paragraph.

d.	Indemnification

i.
Kentucky Oil will defend, indemnify, and hold harmless Memry and all of the Memry-Related Parties and all successors, assigns, end-users, and customers of each, for: (1) the breach of any covenant, warranty or representation made by any Kentucky Oil Party, USI or van Moorleghem in this Settlement Agreement or any agreement entered into in connection herewith; or (2) any claims against them arising from or relating to actual or alleged breach by the Kentucky Oil-Related Parties of the Development or License Agreements following the assignment of rights as contemplated under this Agreement. Pursuant to this indemnification, the indemnitees are entitled to use counsel of their choice.

ii.
Memry will defend, indemnify, and hold harmless Kentucky Oil and all of the Kentucky Oil-Related Parties and all successors, assigns, end-users, and customers of each, for the breach of any covenant, warranty or representation made by Memry in the Settlement Agreement. Pursuant to this indemnification, the indemnitees are entitled to use counsel of their choice.

e.
Authority. Each party warrants and represents to and in favor of each of the other parties that the person executing this Settlement Agreement on its behalf has the full power and authority to bind it to each and every provision of the agreement.

f.
Notices. All notices, requests, and demands made under this Settlement Agreement: (a) shall be in writing and made to the parties and their counsel at the address indicated below, or to such other address as a party may designate by prior written notice to all of the others in accordance with this provision; and (b) shall be deemed to have been given or made (i) if delivered in person, immediately upon delivery, (ii) if by email or facsimile transmission, immediately upon sending and upon confirmation of receipt, provided that on that day or the following day a copy is also sent by first class mail, (iii) if by nationally recognized overnight courier service with instructions to deliver the next business day, one business day after; and (iv) if by certified mail, return receipt requested, five (5) days after mailing.

If to Memry:

Memry Corporation
Attn. Robert Belcher
3 Berkshire Boulevard
Bethel, CT 06801

with a copy to:

David I. Albin, Esq.
Finn, Dixon & Herling, LLP
177 Broad Street, 15th Floor
Stamford, Connecticut 06901-2048;

and

William J. Cass, Esq.
Cantor Colburn LLP
20 Church Street
Hartford, CT 06103

If to the Kentucky Oil Parties:

Peter Besselink
Kentucky Oil Technology, N.V.
Gronausetraat 1220
7534 AT Enschede
The Netherlands
Facsimile No.: 011 31 53461 1730
Email: memorymh@home.nl

and:

Wilfried van Moorleghem
Dr. Wilfried van Moorleghem
Industrieweg 1113
B3540 Herk
Belgium
Facsimile No: 011 32 13553514
Email: wilfried_vanmoorleghem@yahoo.com

with a copy to:

Michael H. Bierman, Esq.
Jeffrey D. Wexler, Esq.
Luce, Forward, Hamilton & Scripps LLP
601 S. Figueroa Street, Suite 3900
Los Angeles, California 90017
Facsimile No.: (213) 892-7731
Email: mbierman@luce.com / jwexler@luce.com

K.
Interpretation. This Settlement Agreement shall be construed without regard to the party or parties responsible for the preparation of the same and shall be deemed to have been prepared jointly by the parties hereto. If any ambiguity or uncertainty exists herein, such ambiguity or uncertainty shall not be interpreted against any party hereto, but rather, shall be interpreted according to the application of other rules of contract interpretation. The parties acknowledge that this Settlement Agreement is in the English language and that the English language will govern its interpretation.

L.	Governing Law. This Settlement Agreement shall be construed in accordance with California law, without regard to its internal choice-of-law rules.

M.
Enforcement. If any action is brought for breach of or to enforce this Settlement Agreement, it shall be brought in the United States District Court for the Northern District of California, unless that court has no jurisdiction over the action, in which case it shall be brought in the Superior Court of the State of California for the Counties of San Francisco or Santa Clara.

N.	Attorneys’ Fees. In any action for breach of or to enforce this Settlement Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, expenses, and costs.

O.	Counterparts. This Settlement Agreement may be signed in counterparts, and a copy of the fully signed Settlement Agreement may be used in evidence as if it were the original.

P.
Integration. This Settlement Agreement is the entire agreement between the parties with respect to its subject matter and supersedes all prior or contemporaneous oral or written negotiations or agreements with regard to the matters set forth in it. The parties are not entering into this Settlement Agreement on the basis of any promise, statement, or representation, express or implied, that is not expressly set forth in it.

Q.
Independent Counsel. Each party acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations pertaining to its execution of this Settlement Agreement. Each party further acknowledges that it has received and relied upon advice from its independent counsel with respect to: (a) the meaning and effect of each of the terms and conditions of this Settlement Agreement including, but not limited to, the releases and the waiver of rights under California Civil Code § 1542; and (b) the advisability of entering into this Settlement Agreement.

R.
Independent Investigation by Parties. Each party acknowledges that it has fully investigated the subject matter of this Settlement Agreement and that it is entering into this Settlement Agreement voluntarily, knowingly, and of its own free will.

S.
Successors; Assignment. This Settlement Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, assigns, and successors in interest of each of the parties entering into it. Any party’s rights hereunder may be assigned to any party succeeding to all or any substantial part of its business. Each party agrees not to use an assignment to evade or avoid its responsibilities hereunder.

T.	Modification of Agreement. No supplement, modification, or amendment to this Settlement Agreement shall be binding unless executed in writing by all of the parties to it.

U.
Severability. If any of the provisions of this Settlement Agreement become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impacted.

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed and delivered by their duly authorized representatives.

DATED: August 14, 2008	KENTUCKY OIL TECHNOLOGY, N.V.

/s/ Peter Besselink
By: Peter Besselink
Title: Managing Director

DATED: August 14, 2008	MEMORY METAL HOLLAND, B.V.

/s/ Peter Besselink
By: Peter Besselink
Title: Managing Director

DATED: August 14, 2008	PETER BESSELINK

/s/ Peter Besselink
Peter Besselink

DATED: August 14, 2008	WILFRIED VAN MOORLEGHEM

/s/ Dr. Wilfried van Moorleghem
Dr. Wilfried van Moorleghem

DATED: August 14, 2008	UNITED STENTING, INC.

/s/ Peter Vanderbruggen
By: Peter Vanderbruggen
Title: Managing Director

DATED: August 14, 2008	MEMRY CORPORATION

/s/ Robert P. Belcher
By: Robert P. Belcher
Title: Chief Executive Officer

APPROVED AS TO FORM:

DATED: August 13, 2008	LUCE, FORWARD, HAMILTON & SCRIPPS LLP

	By:	/s/ Michael H. Bierman
Michael H. Bierman
Attorneys for Defendants Peter Besselink and
Memory Metal Holland, B.V. and Defendant
and Counterclaimant Kentucky Oil
Technology, N.V.

DATED: August 14, 2008	CANTOR COLBURN LLP

	By:	/s/ William J. Cass
William J. Cass
Attorneys for Plaintiff and Counterdefendant
Memry Corporation

Attachment I

Form of Dismissal

{00585089; 10; 4626-25}

Michael H. Bierman, State Bar No. 89156
Jeffrey D. Wexler, State Bar No. 132256
LUCE, FORWARD, HAMILTON & SCRIPPS LLP
601 South Figueroa, Suite 3900
Los Angeles, California 90017
Telephone No.: 213.892.4992
Fax No.: 213.892.7731

Nicola A. Pisano, State Bar No. 151282
JONES DAY
12265 El Camino Real, Suite 200
San Diego, California 92130-4096
Telephone No.: 858.314.1129
Fax No.: 858.314.1150

Attorneys for Defendant and Counterclaimant
Kentucky Oil Technology, N.V. and Defendants
Peter Besselink and Memory Metal Holland, B.V.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

MEMRY CORPORATION, Plaintiff, v. KENTUCKY OIL TECHNOLOGY, N.V., PETER BESSELINK, MEMORY METALS HOLLAND, B.V., Defendants.	Case No. CV 04-03843 RMW (HRL) **JOINT STIPULATION TO DISMISS COMPLAINT AND REMAINING COUNTERCLAIMS WITH PREJUDICE [Fed. R. Civ. P. 41(a)(1)(A)(ii)]**
KENTUCKY OIL TECHNOLOGY, N.V., Counterclaimant, v. MEMRY CORPORATION and SCHLUMBERGER TECHNOLOGY CORPORATION, Counterdefendants.	

Case No. CV 04-03843 RMW (HRL)
STIP. RE DISMISSAL OF COMPLAINT AND REMAINING
COUNTERCLAIMS [Fed. R. Civ. P. 41(a)(1)(a)(ii)]

WHEREAS, on May 14, 2004, plaintiff and counterdefendant Memry Corporation ("Memry") initiated this lawsuit by filing a complaint (the "Complaint") against defendant and counterclaimant Kentucky Oil Technology, N.V. ("Kentucky Oil") and defendants Peter Besselink ("Mr. Besselink") and Memory Metal Holland, B.V. ("MMH");

WHEREAS, on November 2, 2004, Kentucky Oil filed a counterclaim against Memry and counterdefendant Schlumberger Technology Corporation ("Schlumberger");

WHEREAS, pursuant to an Order filed on November 7, 2007, Kentucky Oil's currently operative pleading is its Third Amended and Supplemental Counterclaims (the "Third Amended Counterclaims");

WHEREAS, Kentucky Oil and Schlumberger entered into a Settlement Agreement dated April 15, 2008 that provided for dismissal of: (1) Kentucky Oil's Fifth Counterclaim for correction of inventorship in its entirety, without prejudice as to United States Patent Nos. 6,772,836 (the "'836 Patent"), 6,799,637 (the "'637 Patent"), and 7,185,709 (the "'709 Patent") and with prejudice as to the seven remaining patents identified in that Counterclaim; and (2) Kentucky Oil's remaining counterclaims with prejudice as against Schlumberger, but not as against Memry;

WHEREAS, on June 6, 2008, the Court heard Kentucky Oil's motion: (1) to dismiss its Fifth Counterclaim without prejudice as to the '836, '637, and '709 Patents and with prejudice as to the seven remaining patents identified in that Counterclaim; and (2) to dismiss its remaining counterclaims with prejudice as against Schlumberger only (the "Schlumberger Dismissal Motion"), and stated its intent to grant that motion;

WHEREAS, on July 16, 2008, the Court filed an Order [Docket 1187] granting the Schlumberger Dismissal Motion in which it, *inter alia*, dismissed Kentucky Oil's Fifth Counterclaim as against both Memry and Schlumberger, without prejudice as to the '836, '637, and '709 Patents and with prejudice as to the seven remaining patents identified in that Counterclaim, and dismissed Kentucky Oil's remaining counterclaims with prejudice as agaisnt Schlumberger only; and

WHEREAS, Memry, on the one hand, and Kentucky Oil, Mr. Besselink, and MMH, on the other hand, have entered into a settlement agreement providing for dismissal of the Complaint and

1

Case No. CV 04-03843 RMW (HRL)
STIP. RE DISMISSAL OF COMPLAINT AND REMAINING COUNTERCLAIMS [Fed. R. Civ. P. 41(a)(1)(a)(ii)]

the remaining counterclaims asserted in the Third Amended Counterclaims with prejudice, with each party to bear its own attorneys' fees and costs;

IT IS STIPULATED by and between Memry, on the one hand, and Kentucky Oil, Mr. Besselink, and MMH, on the other hand, pursuant to Fed. R. Civ. P. 41(a)(1)(ii) that:

(1) the Complaint and the remaining claims asserted in the Third Amended Counterclaims are each dismissed with prejudice;

(2) this dismissal with prejudice does not affect Kentucky Oil's dismissal without prejudice of its Fifth Counterclaim as to the '836, '637, and '709 Patents;

(3) each party shall bear its own attorneys' fees, costs, and expenses incurred in connection with this action; and

(4) each party waives all rights of appeal.

DATED: August 14, 2008

LUCE, FORWARD, HAMILTON & SCRIPPS LLP

DATED: August 14, 2008

CANTOR COLBURN LLP

201018954.1

2

Case No. CV 04-03843 RMW (HRL)
STIP. RE DISMISSAL OF COMPLAINT AND REMAINING COUNTERCLAIMS [Fed. R. Civ. P. 41(a)(1)(a)(ii)]

Attachment II

Covenant Not to Sue

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COVENANT NOT TO SUE

This Covenant not to Sue is given as of this 16th day of July 2008 by Kentucky Oil Technology, N.V. ("Kentucky Oil"), a Netherlands corporation, Memory Metal Holland, B.V., a Netherlands corporation, and Mr. Peter Besselink, to Memry Corporation ("Memry"), a Delaware corporation. This covenant not to sue shall apply to any officers, partners, agents, employees, former employees, shareholders, owners, successors and assigns of Memry. This covenant not to sue shall also apply to any direct and/or indirect subsidiaries of Memry as well as any affiliated companies of Memry.

WHEREAS, at a hearing on June 6, 2008 in the lawsuit styled as *Memry Corporation v. Kentucky Oil Technology, N.V., et al.*, Case No. CV 04-03843 RMW (HRL), the United States District Court for the Northern District of California, the Honorable Ronald M. Whyte presiding, stated that it would grant Kentucky Oil's motion to dismiss its Fifth Counterclaim for joinder of Peter Besselink ("Mr. Besselink") as co-inventor of certain United States patents, without prejudice as United States Patent Nos. 6,772,836 (the "'836 Patent"), 6,799,637 (the "'637 Patent"), and 7,185,709 (the "'709 Patent") and with prejudice as to the seven other patents identified in that Counterclaim, provided that Kentucky Oil provided Memry a written covenant not to file a lawsuit against Memry under 35 U.S.C. § 256 for correction of inventorship of the '836, '637, and '709 Patents,

Kentucky Oil, Memory Metal Holland, B.V., and Mr. Besselink hereby covenant not to sue Memry under 35 U.S.C. § 256 for correction of inventorship of the '836, '637, and '709 Patents, as well as any related patents that could have been brought in this action. This covenant not to sue is binding on any officers, partners, agents, employees, former employees, shareholders, owners, successors and assigns of Kentucky Oil, Memory Metal Holland, B.V., and Mr. Peter Besselink. This covenant not to sue by way of illustration is binding on Wilfred van Moorleghem, George Shukov, and U.S. Inc.

DATED: July 16, 2008

KENTUCKY OIL TECHNOLOGY, N.V.

By: Peter Besselink
Title: Managing Director

DATED: July 16, 2008

MEMORY METAL HOLLAND, B.V.

By: Peter Besselink
Title: Managing Director

DATED: July 16, 2008

PETER BESSELINK

Peter Besselink

APPROVED AS TO FORM:

DATED: July 16, 2008

LUCE, FORWARD, HAMILTON & SCRIPPS LLP

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Attachment III

Mutual Release and Agreement

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SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Settlement Agreement") is made as of this 14th day of August, 2008 (the "Settlement Date") by and between Memry Corporation ("Memry"), a Delaware corporation, on the one hand, and Schlumberger Technology Corporation ("STC", with Memry and STC collectively being the "Parties" and each singularly a "Party"), a Texas corporation on the other hand.

RECITALS

Whereas, Memry and STC entered in a Development Agreement dated January 1, 2001 (the "Development Agreement");

Whereas, Memory Metal Holland ("MMH"), a Netherlands corporation, and Memry entered a Secrecy Agreement, dated October 28, 1998;

Whereas, Kentucky Oil Technology, N.V. ("Kentucky Oil"), MMH, and an individual named Peter Besselink ("Besselink"), allege in the Lawsuit, inter alia, that Memry breached the Collaboration Agreement by disclosing confidential information to STC, and that Besselink should be named as an inventor on certain patents;

Whereas, Memry denies all of the allegations of Kentucky Oil, MMH and Besselink;

Whereas, Memry is entering into a separate settlement agreement and mutual release with Kentucky Oil, MMH, Besselink, an individual named Dr. Wilfried van Moorleghem ("van Moorleghem"), and United Stenting, Inc. ("USI"), a Nevis corporation, sometimes referred to collectively as the "Kentucky Oil Parties" (the settlement agreement shall be referred to herein as the "Memry/KOT Settlement Agreement");

Whereas, Memry is conveying certain rights under the Memry License (as hereinafter defined) to Kentucky Oil under the Memry/KOT Settlement Agreement;

Whereas, a copy of the Memry/KOT Settlement Agreement has been provided to counsel for STC under the terms of the protective order in the Lawsuit;

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Whereas, the Kentucky Oil Parties understand that this Settlement Agreement between Memry and STC (herein referred to as "this Settlement Agreement" or the "Memry/STC Settlement Agreement") is being entered as part of the complete resolution of the Lawsuit.

A. Assignment of Certain Rights To Kentucky Oil

a. The Parties agree and acknowledge that, pursuant to the Memry/KOT Settlement Agreement, Memry is assigning to Kentucky Oil those rights defined as the "Memry License" in Section 7 of the STC/KOT Settlement Agreement, as modified thereby (the "Assigned Rights"). Based on the foregoing, and consistent with this Settlement Agreement and the STC/KOT Settlement Agreement (a copy of which Memry agrees and acknowledges it has received), STC hereby consents to the transfer by Memry to Kentucky Oil of the Assigned Rights.

b. STC and Memry agree that, except with respect to the Assigned Rights, the Development Agreement is hereby terminated in full. STC and Memry further agree that STC shall have no obligations to any party under the Development Agreement (whether it be Memry and/or any successor and/or assignee to any of Memry's rights under the Development Agreement) notwithstanding the provisions of Paragraph 2.3 of the Development Agreement, except with respect to the Assigned Rights. Specifically, but without limitation, STC shall have no obligations to the Kentucky Oil Parties under the Development Agreement notwithstanding any provisions which survive the termination of the Development Agreement, except with respect to the Assigned Rights. STC's only obligations to the Kentucky Oil Parties are the obligations set out in the STC/KOT Settlement Agreement.

c. STC and Memry hereby mutually release one another from any and all remaining obligations under the Development Agreement and/or the Memry License, including, without limitation, any remaining obligation related to confidential information and/or know-how as well as any obligation to disclose, protect, register, prosecute or maintain any intellectual property assets identified in the Lawsuit and/or Development Agreement and/or the Memry License as well as any assets that could have been identified in the Lawsuit or pursuant to the Development Agreement and/or Memry License.

d. The Parties hereto agree and acknowledge that, pursuant to the mutual releases set forth in Section B below, each of Memry and STC is releasing the other from, inter alia, any and all liabilities incurred from the beginning of time through the Settlement Date, and no party (including without limitation the Kentucky Oil Parties) succeeding to the Assigned

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Rights shall have any rights or claims against the other for breaches, responsibilities, liabilities and/or obligations arising on or prior to the Settlement Date hereof.

e. STC hereby agrees and acknowledges that a copy of the Memry/KOT Settlement Agreement has been provided to counsel for STC under the terms of the protective order in the Lawsuit. The Memry/KOT Settlement Agreement sets forth the nature of the rights conveyed under the Development Agreement and the Memry License by Memry to Kentucky Oil.

f. Memry and STC hereby expressly agree that the terms of this Settlement Agreement are contingent upon Memry and the Kentucky Oil Parties having executed the Memry/KOT Settlement Agreement regarding the Lawsuit.

B. Mutual Releases

a. Release of Memry. STC and each of the STC-Related Parties, as defined below, releases Memry, and its officers, directors, divisions, subsidiaries, business units, members, managers, parents, affiliates, predecessors, successors, representatives, agents, servants, employees, attorneys, accountants, inventors, customers, end-users, suppliers and insurers (collectively, the "Memry-Related Parties"), of and from any and all known and unknown actions, causes of action, claims, demands, damages, costs, losses, expenses, liabilities, attorneys' fees, and debts whatsoever, under statutory law or regulation, at common law or in equity of any jurisdiction, including, without limitation, those relating to the Lawsuit, any claims of contribution and/or indemnity relating to the Lawsuit, and/or claims regarding confidential information and/or know-how, that STC or any of the STC-Related Parties has, did have, or may have against any of the Memry-Related Parties from the beginning of time to the Settlement Date of this Settlement Agreement (the "Memry Released Claims").

b. Release of STC. Memry and each of the Memry-Related Parties, as defined above, releases STC, and each of its officers, directors, divisions, subsidiaries, business units, members, managers, parents, affiliates, successors, representatives, agents, servants, employees, attorneys, accountants, inventors, customers, end-users, suppliers and insurers of each (collectively, the "STC-Related Parties"), of and from any and all known and unknown actions, causes of action, claims, demands, damages, costs, losses, expenses, liabilities, attorneys' fees, and debts whatsoever, under statutory law or regulation, at common law or in equity of any jurisdiction, including, without limitation, those relating to the Lawsuit (including, without limitation, all claims regarding confidential information and/or know-how as well as claims for legal malpractice and/or claimed ethics violations of any kind whatsoever before the Patent

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SFCA_1428472.4

and

If to STC:

Schlumberger Technology Corporation
Attn. Charlotte Rutherford
Sr. Counsel Licensing & Litigation
5599 San Felipe, 17th Floor
Houston, Texas 77056
Facsimile: (713) 375-3500
E-Mail: crutherford@slb.com

with a copy to:

Nancy J. Geenen, Esq.
Eileen R. Ridley, Esq.
Foley & Lardner, LLP
One Maritime Plaza, Sixth Floor
San Francisco, CA 94111-3409
Facsimile No.: (415) 434-4507
E-mail: NGeenen@foley.com / ERidley@foley.com

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SFCA_1428472.4

O. No Continuing Relationship. The Memry-Related Parties each acknowledge that none has any relationship whatsoever with the STC-Related Parties other than as set forth in this Settlement Agreement. The Memry-Related Parties express acknowledge that they are not agents nor are in any partnership with the STC-Related Entities. The Memry-Related Parties will not make any representations to any third party that is inconsistent with this acknowledgment nor will the Memry-Related Parties use this Settlement Agreement as the basis of any business dealings with third parties. If any of the Memry-Related Parties make any representation to third parties that is contrary to this paragraph, the STC-Related Parties shall be entitled to injunctive relief and specific performance of this paragraph.

P. Execution of Additional Documents. The Parties to this Settlement Agreement will each promptly execute all documents reasonably necessary to fully consummate this Settlement Agreement and the covenants it contains. Nothing in this paragraph shall require STC or the STC-Related Parties to make any written or oral representations regarding the Lawsuit or the associated IP Assets.

Q. Headings. The Section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Settlement Agreement.

R. No Waiver. No delay or omission by the Parties to exercise any right or power occurring upon any default of this Settlement Agreement shall impair any right or power or be construed to be a waiver thereof. A waiver by the Parties hereto of any covenants, conditions, or agreements to be performed under this Settlement Agreement shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained.

S. No Special Damages. In no event shall the Parties be liable to one another for any special, indirect or consequential damages arising out of or related to their respective performance under this Settlement Agreement.

T. Indemnification.

a. Memry will defend, indemnify, and hold harmless STC and its affiliates, together with the officers, directors, owners, employees, agents, successors, assigns, end-users, and customers of each, for: (1) the breach of any provision of this Settlement Agreement; or (2) any claims by Memry or a Memry-Related Party against them arising out of the activities

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associated with the allegations made in the Lawsuit. Pursuant to this indemnification, the indemnitees are entitled to use counsel of their own choice.

b. STC will defend, indemnify, and hold harmless Memry and their affiliates, together with the officers, directors, owners, employees, agents, successors, assigns, end-users, and customers of each, for (1) the breach of any provision of this Settlement Agreement, or (2) any claims by STC or an STC-Related Party against them arising out of the activities associated with the allegations made in the Lawsuit. Pursuant to this indemnification, the indemnitees are entitled to use counsel of their own choice.

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SFCA_1428472.4

DATED: ____________________, 2008

Schlumberger Technology Corporation

By:______________________________
Name:
Title:

DATED: ____________________, 2008

MEMRY CORPORATION

By:______________________________
Name: Robert P. Belcher
Title: Chief Executive Officer

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SFCA_1428472.4

FURTHER CONSENT AND AGREEMENT

The undersigned, SAES Getters, an Italian corporation ("Getters"), hereby agrees and acknowledges as follows:

1. Getters is party to an Agreement and Plan of Merger ("Merger Agreement") among Getters, an indirect subsidiary of Getters ("Acquisition Sub") and Memry, pursuant to which Acquisition Sub is to be merged into Memry with Memry becoming an indirect subsidiary of Getters. The Merger Agreement provides that Memry can not enter into the Settlement Agreement to which this Further Consent and Agreement is attached (the "Memry/STC Settlement Agreement"), or the Memry/KOT Settlement Agreement dated as of substantially even date herewith, without the consent of Getters.

2. As of the date hereof, the transactions contemplated by the Merger Agreement have not been consummated and Getters does not own Memry.

3. Getters has granted Memry its consent, in writing, to enter into the Memry/STC Settlement Agreement and the Memry/KOT Settlement Agreement.

4. Getters agrees that, upon the consummation of its contemplated acquisition of Memry, it will be bound by the terms of the Memry/STC Settlement Agreement, as if it were a Memry-Related Party on the date hereof, including, without limitation, the confidentiality provisions of Section C.a. Getters further agrees that it is bound to the confidentiality provisions of Section C.a. of the Memry/STC Settlement Agreement regardless of whether or not its contemplated acquisition of Memry is consummated.

5. Getters has fully read and understood the attached Settlement Agreement, and has had assistance of independent counsel in its review of the same.

IN WITNESS WHEREOF, the undersigned has caused this Further Consent and Agreement to be executed and delivered by its duly authorized representative as of the date set forth below.

DATED: ____________________, 2008

SAES GETTERS

By:______________________________

Name:

Title:

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APPROVED AS TO FORM:

DATED: __________, 2008

FOLEY & LARDNER LLP

By: ______________________________
Eileen R. Ridley
Attorneys for Counterdefendant Schlumberger Technology Corporation

DATED: __________, 2008

CANTOR COLBURN LLP

By: ______________________________
William J. Cass
Attorneys for Memry Corporation

DATED: __________, 2008

NIXON PEABODY LLP

By: ______________________________
Name: ____________________
Attorneys for SAES Getters

DATED: __________, 2008

LUCE, FORWARD, HAMILTON & SCRIPPS LLP

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SFCA_1428472.4

Attachment IV

List of Foreign Patents

Country	Patent No.
AU	746009
AU	774984
AU	784777
BR	PI9806794-0
CA	2278640
CA	2359450
CN	ZL98802885.9
EP	961597
GB	2368082
GB	2379693
GB	2379691
GB	2379692
GB	2379690
GB	2371066
IL	131063
IT	1338076
JP	3958602
JP	4087905
KR	10-1999-7006662
NL	1019192
NL	1019753
NL	1021076
NL	1022037
RU	2225497
RU	2263198
SG	104956
US	7235097

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